Exhibit 15

Awareness of Independent Registered

Public Accounting Firm

We are aware that our report dated May 7, 2018, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, is incorporated by reference in Forms S-8 (Nos. 333-136645, 333-148763, 333-151843, 333-188591 and 333-211116) and Form S-3 (No. 333-208307). Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Little Rock, Arkansas

May 7, 2018